EXHIBIT 99.1
First Industrial Realty Trust Initiates 2007 Guidance
Double-Digit Growth Expected for 2006 and 2007
CHICAGO, October 4, 2006 — First Industrial Realty Trust, Inc. (NYSE:FR), the nation’s largest provider of diversified industrial real estate, will be hosting its Annual Investor Day tomorrow, October 5, 2006. During the presentations, senior management will be discussing key growth drivers, the Company’s strategy and expanding franchise, and guidance for net income available to common stockholders and funds from operations (FFO) per share.
“We expect double-digit growth in funds from operations per share for 2006 and 2007,” said Mike Brennan, President and CEO of First Industrial. “First Industrial continues to build its franchise to deliver an expanding array of industrial real estate solutions to corporate customers. Our growing and diverse capital base is aligned with customers’ needs, ranging from new developments to sale-leasebacks to acquisitions of surplus assets, across all major facility types.” Mr. Brennan added, “Development will be an increasingly important part of First Industrial’s investment strategy as rising international trade, supply chain reconfigurations and demographic trends drive demand for industrial space in hub markets, inland ports and sea ports.”
2007 Outlook
First Industrial is initiating guidance for 2007 FFO per share/unit in the range of $4.40 to $4.60, and EPS of between $2.30 and $2.50. On balance sheet investment volume assumptions for 2007, which include both developments placed in service and acquisitions, range from $750 million to $850 million with an 8.0% to 9.0% average cap rate. On balance sheet sales volume in 2007 is assumed to be approximately $850 million to $950 million with a 7.0% to 8.0% average cap rate. Book gains from property sales/fees are estimated to be $170 million to $180 million. Our assumption for net economic gains in 2007 is between $120 million and $130 million.
Our assumption for First Industrial’s FFO from joint ventures in 2007 is between $50 million and $55 million, which includes fees, incentive payments and the prorata share of operations and net economic gain. Joint venture investment volume assumptions for 2007, which include both new developments and acquisitions, range from $1.2 billion to $1.3 billion. Joint venture sales volume in 2007 is assumed to be approximately $800 million to $900 million.
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A reconciliation of estimated net income available to common stockholders to FFO follows.

	Low End of	High End of
	Guidance for 2007	Guidance for 2007
	(Per share/unit)	(Per share/unit)

Net Income Available to Common Stockholders	$2.30	$2.50
Add: Real Estate Depreciation/Amortization	3.10	3.10
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(1.00)	(1.00)

Funds From Operations (FFO)	$4.40	$4.60

2006 Outlook
First Industrial is reaffirming its guidance range for 2006 FFO per share/unit of $4.00 to $4.20 and 2006 EPS guidance range of $2.10 to $2.30 per share/unit.
On balance sheet investment volume assumptions for 2006, which include both developments placed in service and acquisitions, range from $750 million to $850 million with an 8% to 9% average cap rate. On balance sheet sales volume in 2006 is assumed to be $850 million to $950 million with a 7% to 8% average cap rate. Book gains from property sales/fees are estimated to be $165 million to $175 million. Our assumption for net economic gains in 2006 is between $110 million and $120 million.
Our estimate for First Industrial’s FFO from joint ventures in 2006 is between $40 million and $45 million, which includes fees, incentive payments and the prorata share of operations and net economic gain. Joint venture investment volume assumptions for 2006, which include both developments placed in service and acquisitions, range from $800 million to $900 million. Joint venture sales volume in 2006 is assumed to be approximately $550 million to $650 million.”

	Low End of	High End of
	Guidance for 2006	Guidance for 2006
	(Per share/unit)	(Per share/unit)

Net Income Available to Common Stockholders	$2.10	$2.30
Add: Real Estate Depreciation/Amortization	3.00	3.00
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(1.10)	(1.10)

Funds From Operations (FFO)	$4.00	$4.20

Mr. Brennan continued, “A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2006 or 2007. However, I believe that First Industrial has the proper strategy and tactical plans to deliver such results.”
Investor Day Webcast: Thursday, October 5, 2006
First Industrial’s Investor Day webcast will begin at 9:00 a.m. MST (12:00 p.m. EDT; 11:00 a.m. CDT) on Thursday, October 5, 2006. Senior management presentations and the questions and answer session are expected to last approximately three hours. The live webcast may be accessed at First Industrial’s web site, www.firstindustrial.com, under the Investor Relations tab. A replay will also be available on the web site.
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Supplemental Reporting Measure
First Industrial defines FFO as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold.
The National Association of Real Estate Investment Trusts (“NAREIT”) has provided a recommendation on how real estate investment trusts (REITs) should define funds from operations (“FFO”). NAREIT suggests that FFO be defined as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
NAREIT has also clarified that non-recurring charges and gains should be included in FFO.
Importantly, as part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to the NAREIT calculation of FFO are common among REITs.
First Industrial calculates FFO to include all cash gains and losses on all industrial property sales whether depreciation is or is not accumulated under the GAAP accounting rules. The Company believes that FFO inclusive of all cash gains and losses is a better performance measure because it reflects all the activities of the Company and better reflects the Company’s strategy, which includes investing in real estate; adding value through (re)development, leasing and repositioning; and then selling the improved real estate in order to maximize investment returns.
The Company provides additional disclosure on net economic gains in its quarterly supplemental.
First Industrial Realty Trust, Inc., the nation’s largest provider of diversified industrial real estate, serves every aspect of Corporate America’s industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. The Company owns, operates and has under development more than 100 million square feet of industrial real estate in markets throughout the United States. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long-term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.
This press release, and the presentation to which it refers, may contain forward-looking information about the Company. A number of factors could cause the Company’s actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company’s current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

Contact:	Sean P. O’Neill
SVP, Investor Relations and Corporate Communications
312-344-4401

Art Harmon
Sr. Manager, Investor Relations and Corporate Communications
312-344-4320
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